UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 26, 2015

STEVIA FIRST CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-53832	75-3268988
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5225 Carlson Rd. Yuba City, California	95993
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 231-7800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Up to the date of this report the research and development efforts of Stevia First Corp. (the “Company”) have primarily focused on the stevia industry, but have also included products and applications related to the food, nutrition, and pharmaceutical industries more broadly. The Company recently filed U.S. patent applications related to production and modification of the taste of stevia, and have now filed U.S. patent applications related to the modification of cannabinoids to create a new class of cannabinoid prodrugs. The patent applications described below have resulted from the application of expertise and methodologies that were developed through internal research activities and are owned exclusively by the Company.

In September and October 2015, the Company filed two U.S. patent applications, titled “Cannabinoid Glycoside Prodrugs and Methods of Synthesis”, including an initial filing and an expanded filing. These patent applications describe more than 30 cannabinoid glycoside prodrugs, which are designed to overcome the deficiencies of existing cannabinoid pharmaceuticals. The patent filings include, but are not limited to, prodrugs of delta-9-tetrahydrocannabinol, the primary psychoactive component of medical marijuana, as well as the non-psychotropic compounds cannabidiol and cannabidivarin.

In June 2015, the Company filed a U.S. patent application titled “Method for Production and Recycling of UDPG”, which describes methods for recycling and economical production of a key cofactor necessary for biotransformation of steviol and cannabinoids through glycosylation. In July 2015, the Company filed a U.S. patent application, titled “Combined Process for Clarification and Purification of Sugar and Stevia Leaf Extract”, which describes methods to enable combined processing of sugarcane and stevia leaf.

The Company’s internally developed patents now include provisional and non-provisional patent applications filed in the United States in 2013, 2014, and 2015 covering novel compositions of matter for cannabinoid prodrugs, methods for biosynthesis and medical applications of cannabinoid prodrugs, biosynthesis methods for steviol glycosides, methods for biosynthesis through glycosylation, and methods for combined processing of sugarcane and stevia leaf extract. If successful in prosecuting the patent claims, the Company would obtain patent protection through 2035, which may also be extended through patent term adjustments.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks, uncertainties and assumptions, such as statements regarding the Company’s intellectual property rights, the Company’s ability to obtain patent and trademark protection for rights it considers proprietary and important to its business, and the research activities and potential commercialization of any of its product candidates currently under development. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors including, but not limited to, the Company’s ability to protect its intellectual property rights, the costs associated with the Company’s protection of its intellectual property rights, the Company’s ability to obtain approvals for certain patent and trademark applications, the Company’s research and development activities relating to its intended products, the Company’s ability to obtain required regulatory approvals to commercialize any of its intended products, competitive factors in the Company’s industry and market and other general economic conditions. The forward-looking statements made herein are based on the Company’s current expectations, assumptions and projections, which could prove to be incorrect. The forward-looking statements made herein speak only as of the date of this Current Report on Form 8-K and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. The Company’s Annual Report Form 10-K filed with the Securities and Exchange Commission on June 25, 2015 contains additional risk factors that may cause actual results to differ materially from the forward-looking statements contained in this Current Report on Form 8-K, and you should carefully consider the risks and uncertainties described in that Annual Report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEVIA FIRST CORP.

Dated: October 26, 2015	By:	/s/ Robert Brooke
Name: Robert Brooke
Title: Chief Executive Officer

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